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                                                                       EXHIBIT 1

                       FIRST AMENDMENT TO PLEDGE AGREEMENT

         THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this "Amendment") is made as of this 1st day of September 1998, by and among APPLIED PRINTING TECHNOLOGIES, L.P., a Delaware limited partnership with its chief executive offices at 77 Moonachie Avenue, Moonachie, New Jersey 07074 (the "Borrower"), and BANKBOSTON, N.A., a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

                                    RECITALS

         1. The Bank has made loans, extensions of credit and other financial accommodations to the Borrower pursuant to a letter agreement dated as of November 12, 1997 by and between the Bank and the Borrower (as amended, the "Line Agreement"), which loans, extensions of credit and other financial accommodations are secured by a Pledge Agreement dated as of November 12,1997 by and between the Bank and the Borrower (as amended, the "Pledge Agreement").

         2. The Pledge Agreement by its terms requires the Borrower to maintain at all times Pledged Collateral, the market value of which is at least equal to the Minimum Value.

         3. The market value of the Pledged Collateral is now less than the Minimum Value, and, in accordance with Section 4.7 of the Pledge Agreement, the Borrower wishes to pledge additional Pledged Collateral.

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, all capitalized words and phrases used in this Amendment shall have the same meanings as are specifically set forth in the Pledge Agreement or the Line Agreement.

         2. Amendments to the Pledge Agreement.

                  (a) Section 1. Section 1 is hereby amended by deleting therefrom the amount "1,500,000" in the eighth line of such section, and by substituting in lieu thereof the word "certain."

                  (b) Section 4.7. Section 4.7 is hereby amended by adding at the end thereof the following new sentence:

                  Any such pledge of additional Pledged Collateral may be evidenced by the submission by the Pledgor of a revised Schedule A showing the additional shares pledged, together with a Stock Certificate or
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                  Certificates evidencing the additional Pledged Collateral, and a stock powers executed in blank with respect thereto.

                  (c) Schedule A Schedule A is hereby deleted, and Schedule A attached hereto is hereby substituted in lieu thereof.

         3. Acknowledgment of the Borrower. The Borrower hereby acknowledges and agrees that: (a) the Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to the Bank, or with respect to the performance or observance of any warranty or covenant contained in the Pledge Agreement; and (b) the Bank has performed all obligations and duties owed to the Borrower through the date hereof.

         4. Representations and Warranties. To induce the Bank to amend the Pledge Agreement and to consider making future Loans under the Line Agreement, the Borrower represents and warrants to the Bank that:

                  (a) Representations and Warranties. On the date hereof, the representations and warranties set forth in the Pledge Agreement (as modified by this Amendment) are true and correct, with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (b) Corporate Authority. The Borrower has full power and authority to consummate this Amendment, which has been duly authorized by all proper and necessary corporate action.

                  (c) Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of the Borrower fully enforceable against the Borrower in accordance with its terms, except to the extent such enforceability may be limited by the effects of insolvency, bankruptcy, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally, and general equitable principles, whether or not considered in a proceeding in equity.

         5. Effectiveness of This Amendment. The amendments set forth above shall become effective as of the date of this Amendment only upon the satisfaction of the following conditions precedent:

                  (a) Receipt of Documents. The Bank shall have received the original copies of this Amendment, a UCC-1 for the State of New Jersey, a Stock Powers, and a revised Schedule A, each duly executed by the Borrower, as appropriate.


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                  (b) Other. Such other documents as the Bank may reasonably request.

         6. Effect on Pledge Agreement and Other Documents. Except as specifically amended hereby, the terms and provisions of the Pledge Agreement are in all other respects ratified and confirmed and remain in full force and effect. All references in the Line Agreement and the Note to the Pledge Agreement or any other document, instrument or agreement executed or delivered in connection therewith shall be deemed to refer to the Pledge Agreement as modified hereby. No reference to this Amendment need be made in any notice, writing or other communication relating to the Pledge Agreement, any such reference to the Pledge Agreement to be deemed a reference thereto as amended by this Amendment.

         7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

         9. No Custom. This Agreement shall not establish a custom or course of dealing or waive, limit or condition the rights and remedies of the Bank under the Pledge Agreement, the Line Agreement or the Note, all of which are expressly reserved.

         10. Severability. If any provision of this Amendment or the application thereof to any party or circumstance is held to be invalid or unenforceable, the remainder of this Amendment and the application of such provision to other parties and circumstances will not be affected thereby, the provisions of this Amendment being severable in any such instance.


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         IN WITNESS WHEREOF, the Borrower has caused this Amendment to be duly executed by its duly authorized officer and the Bank has caused this Amendment to be executed by its duly authorized officer, all as of the date and year first above written.

                             APPLIED PRINTING TECHNOLOGIES, L.P.

                             By: APPLIED PRINTING TECHNOLOGIES, INC., its
                                 General Partner

                                 By:/s/ Laurence Usdin
                                 Name: Laurence Usdin
                                 Its: Vice President and Chief Financial Officer

                             BANKBOSTON, N.A.

                             By: /s/ Daniel M. Kortick
                                 Daniel M. Kortick
                                 Director


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                                   SCHEDULE A

PLEDGED COLLATERAL

Issuer                     Class       Certificate Number       Number of Shares
Applied Graphics           Common           72                     1,500,000
Technologies, Inc.

                           Common           188                      100,000

                           Common           189                      100,000

                           Common           190                      100,000

                           Common           191                      100,000

                           Common           216                    1,000,000


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